                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               November 18, 1999
               Date of Report (Date of earliest event reported)



                               ALZA Corporation
            (Exact Name of Registrant as Specified in its Charter)
             _____________________________________________________


    Delaware                     1-6247                        77-0142070
(State or other         (Commission File Number)            (I.R.S. Employer
 Jurisdiction of                                           Identification No.)
 Incorporation)
                   ________________________________________
                             1900 Charleston Road
                                 P.O. Box 7210
                     Mountain View, California 94039-7210

              (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code:  (650) 494-5000


             _____________________________________________________
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Item 5.   Other Events.

     On November 18, 1999, ALZA Corporation, a Delaware corporation ("ALZA"), and Abbott Laboratories, an Illinois corporation ("Abbott"), entered into a letter agreement (the "Letter Agreement") related to the Agreement and Plan of Merger (the "Merger Agreement") which ALZA, Abbott and AC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Abbott (the "Merger Sub"), entered into on June 21, 1999. Pursuant to the terms of the Letter Agreement, Abbott and ALZA have agreed that the merger of ALZA with and into Merger Sub pursuant to the Merger Agreement would not occur unless new proxy materials are issued and a new meeting is held at which ALZA stockholders approve the merger. Closing of the merger would also remain subject to obtaining Federal Trade Commission clearance and other closing conditions. As disclosed in previous SEC filings, ALZA is also continuing to review previously reported information as part of its due diligence process.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.    Description
-----------    -----------

Exhibit 2.1 Letter Agreement by and among ALZA Corporation, a Delaware corporation, and Abbott Laboratories, an Illinois corporation, dated as of November 18, 1999.

Exhibit 99.1   Press Release dated November 19, 1999.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            ALZA CORPORATION


                                            /s/ Peter D. Staple
                                            ------------------------------------
                                            By:  Peter D. Staple
                                            Senior Vice President and
                                            General Counsel

Date:  November 19, 1999
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                                 EXHIBIT INDEX


Exhibit 2.1 Letter Agreement by and among ALZA Corporation, a Delaware corporation, and Abbott Laboratories, an Illinois corporation, dated as of November 18, 1999.

Exhibit 99.1   Press Release dated November 19, 1999.